As filed with the Securities and Exchange Commission on March 6, 2003

                                         Registration No. 333-_____
----------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION
                    ----------------------------------

                          Washington, D.C.  20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                        DADE BEHRING HOLDINGS, INC.
                         -------------------------
                  (Exact name of registrant as specified
                              in its charter)

          Delaware                          36-3989270
          --------                          ----------
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)           Identification No.)


                            1717 Deerfield Road
                         Deerfield, Illinois 60015
                              (847) 267-5300
               ---------------------------------------------
               (Address, including zip code of registrant's
                       principal executive offices)

               Dade Behring Holdings, Inc. 2002  Management
                             Stock Option Plan
             Dade Behring Holdings, Inc. 2002 Chief Executive
                            Officer Equity Plan
                Dade Behring Holdings, Inc. 2002 Management
                             Stock Award Plan
                 Dade Behring Holdings, Inc. 2002 Director
                             Stock Option Plan
                    Dade Behring Nonemployee Directors'
                     Deferred Stock Compensation Plan
                 Dade Behring Employee Stock Purchase Plan
                         (Full title of the Plans)
               ---------------------------------------------
                             Louise S. Pearson
               Vice President, Secretary and General Counsel
                        Dade Behring Holdings, Inc
                            1717 Deerfield Road
                         Deerfield, Illinois 60015
                              (847) 948-2000
               ---------------------------------------------
                   (Name, address, and telephone number,
                including area code, of agent for service)



                CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                                   Proposed    Proposed           Amount
                         Amount    maximum     maximum            of
Title of                 to be     offering    aggregate          regis-
securities to            regis-    price per   offering           tration
be registered Plan Name  tered<F2> share       price              fee
-----------------------------------------------------------------------------
Common Stock, 2002       5,802,354 $15.698<F3> $91,087,455.69<F3> $7,368.98
$0.1 par      Management shares
value per     Stock
share in-     Option
cluding       Plan
Preferred
Stock Pur-
chase
Rights<F1>
------------------------------------------------------------------------------
Common Stock, 2002       1,279,770 $15.475<F4> $19,804,636.35<F4> $1,602.20
$0.1 par      Chief      shares
value per     Executive
share in-     Officer
cluding       Equity
Preferred     Plan
Stock
Purchase
Rights<F1>
------------------------------------------------------------------------------
Common Stock, 2002       47,288    $18.035<F5> $   852,839.08<F5> $   68.99
$0.1 par      Management shares
value per     Stock
share in-     Award
cluding       Plan
Preferred
Stock
Purchase
Rights<F1>
------------------------------------------------------------------------------
Common Stock, Director   150,000   $14.72<F6>  $2,208,000.00<F6>  $ 178.63
$0.1 par      Stock      shares
value per     Option
share in-     Plan
cluding
Preferred
Stock
Purchase
Rights<F1>
------------------------------------------------------------------------------
Common Stock, Non-       100,000   $18.035<F5> $1,803,500.00<F5>  $  145.90
$0.1 par      employee   shares
value per     Directors'
share in-     Deferred
cluding       Stock Com-
Preferred     pensation
Stock Pur-    Plan
chase
Rights<F1>
---------------------------------------------------------------------------
Common Stock,  Employee  1,000,000 $18.035<F5> $18,035,000.00<F5> $1,459.03
$0.1 par       Stock     shares
value per      Purchase
share in-      Plan
cluding
Preferred
Stock
Purchase
Rights<F1>
---------------------------------------------------------------------------
Total                    8,379,412             $133,791,431.12    $10,823.73
                         shares
----------------------------------------------------------------------------

<F1>
Rights to purchase preferred stock initially are attached to and traded with the Common Stock. The value attributable to such rights, if any, is reflected in the market price of the Common Stock.
<F2>
In addition, this Registration Statement covers an undeterminable number of additional shares of Common Stock and Preferred Stock Purchase Rights as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
<F3>
Estimated solely for calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"). Such prices are calculated on the basis of the weighted average of
(i) the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on March 4, 2003 with respect to 1,614,174 shares of Common Stock with respect to options as to which the option exercise price has not been determined under the 2002 Management Stock Option Plan and
(ii) the exercise price of options to purchase 4,188,180 shares of Common Stock as to which the exercise price has been determined under the 2002 Management Stock Option Plan.
<F4>
Estimated solely for calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act. Such prices are calculated on the basis of the weighted average of (i) the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on March 4, 2003 with respect to 23,300 shares of Common Stock to be awarded and 268,230 shares of Common Stock with respect to options as to which the option exercise price has not been determined under the 2002 Chief Executive Officer Equity Plan and (ii) the exercise price of options to purchase 988,240 shares of Common Stock as to which the exercise price has been determined under the 2002 Chief Executive Officer
Equity Plan.
<F5>
Estimated solely for calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act. Such prices are calculated on the basis of the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on March 4, 2003.
<F6>
Pursuant to paragraph (h) of Rule 457 under the Securities Act, the price is the exercise price of options to purchase 150,000 shares of Common Stock granted under the Director Stock Option Plan.


                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Dade Behring Holdings, Inc. (the "Registrant") incorporates herein by reference the following documents, as filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Registration Statement on Form 10, as amended by the Registrant's Post-effective Amendment
          No. 1 to Form 10 filed on January 21, 2003
          (collectively, the "Form 10").

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the
          "Exchange Act") since the end of the fiscal year covered by the Form 10.

     (c) The description of the Registrant's common stock ("Common Stock") and preferred stock purchase rights which is contained in the Form 10, including any subsequent amendment or any report filed for the purpose of updating such description.

Each document or report filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby has been passed upon for the Registrant by Louise S. Pearson, Vice President, Secretary and General Counsel of the Registrant. Ms. Pearson is an officer and full-time employee of the Registrant and beneficially owns shares of Common Stock and holds options to purchase additional shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

The Delaware General Corporate Law (the "DGCL") permits a corporation to indemnify its current and former directors and officers against expenses, judgments, fines and amounts paid in connection with a legal proceeding. To be indemnified, the person must have acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interest of the corporation. With respect to any criminal action or proceeding, the person must not have had reasonable cause to believe the conduct was unlawful. Each indemnification must be authorized by a majority of the disinterested directors or by the stockholders. Unless a court determines that a person is fairly and reasonably entitled to indemnification, however, a person may not be indemnified with respect to any claim resulting in the person being adjudged liable to the corporation.

The DGCL requires a present or former director or officer of a corporation to be indemnified against certain expenses if the person has been successful, on the merits or otherwise, in defense of any proceeding brought against such person by virtue of the fact that such person is or was an officer or director of the corporation. In addition, the DGCL permits the advancement of expenses relating to the defense of any proceeding to directors and officers contingent upon the person's commitment to repay advances for expenses against which such person is not ultimately entitled to be indemnified.

The DGCL provides that the indemnification provisions contained in the DGCL are not exclusive of any other right that a person seeking indemnification may have or later acquire under any provision of a corporation's by-laws, by any agreement, by any vote of stockholders or disinterested directors or otherwise. Furthermore, the DGCL provides that a corporation may maintain insurance, at its expense, to protect its directors and officers against any expense, liability or loss, regardless of whether the corporation has the power to indemnify such persons under the DGCL.

The Registrant's Third Amended and Restated Certificate of Incorporation provides that, to the extent permitted by the DGCL, the Registrant will indemnify its current and former directors and officers against all expenses actually and reasonably incurred by them as a result of their being threatened with or otherwise involved in any action, suit or proceeding by virtue of the fact that they are or were one of our officers or directors. However, the Registrant will not be required to indemnify an officer or director for an action, suit or proceeding commenced by that officer or director unless the Registrant authorized that director or officer to commence the action, suit or proceeding. The Third Amended and Restated Certificate of Incorporation also provides that the Registrant shall advance expenses incurred by any person the Registrant is obligated to indemnify, upon presentation of appropriate documentation.

Furthermore, the Third Amended and Restated Certificate of
Incorporation provides that the Registrant may purchase and maintain insurance on behalf of our directors and officers against any liability, expense or loss, whether or not the Registrant would otherwise have the power to indemnify such person under our Third Amended and Restated Certificate of Incorporation or the DGCL.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits

Exhibit
Number                             Description
------                             -----------

4.1  Third Amended and Restated Certificate of Incorporation.*

4.2  Third Amended and Restated Bylaws.*

4.3  Rights Agreement dated October 3, 2002 by and between
     Behring Holdings, Inc. and Mellon Investor Services LLC, as
     Rights Agent.*

4.4  Dade Behring Holdings, Inc. 2002 Management Stock Option
     Plan.*

4.5  Dade Behring Holdings, Inc. 2002 Chief Executive Officer
     Equity Plan.*

4.6  Dade Behring Holdings, Inc. 2002 Management Stock Award
     Plan.*

4.7  Dade Behring Holdings, Inc. 2002 Director Stock Option
     Plan.*

4.8  Dade Behring Nonemployee Directors' Deferred Stock
     Compensation Plan.

4.9  Dade Behring Employee Stock Purchase Plan.

4.10 Form of certificate of common stock.*

5    Opinion of Louise S. Pearson.

23.1 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Louise S. Pearson
     (included in Exhibit 5)

24   Powers of Attorney
     (included in signature page to this Registration Statement)

----------------------------------
*    Incorporated by reference to Registration Statement on Form
     10/A filed by Dade Behring Holdings, Inc. on November 22,
     2002 (Registration No. 000-50010).

Item 9.  Undertakings.

(a)  The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:  (i) to include any prospectus required by
     Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(b) The Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on March 6, 2003.

                                 DADE BEHRING HOLDINGS, INC.


                                    By:/s/ Louise S. Pearson
                                       ---------------------
                                       Louise S. Pearson
                                       Vice President, Secretary
                                       and General Counsel

Each person whose signature appears below constitutes and appoints James W.P. Reid-Anderson and Louise S. Pearson, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities And Exchange Commission and any and all other instruments which either of said attorneys or agents deems necessary or advisable to enable the Registrant to comply with the Securities Act, the rules, regulations and requirements of the Commission in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that his attorneys-in-fact and agents or substitutes shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on March 6, 2003.

SIGNATURE                TITLE


/s/James W.P. Reid-Anderson
-------------------------          Chairman of the Board of
James W.P. Reid-Anderson           Directors, President and Chief
                                   Executive Officer (Principal
                                   Executive Officer)

/s/ John M. Duffey
-------------------------          Senior Vice President and
John M. Duffey                     Chief Financial Officer
                                   (Principal Financial Officer
                                   and Principal Accounting Officer)

/s/ N. Leigh Anderson               /s/  Alan S. Cooper
------------------------- Director  ---------------------- Director
N. Leigh Anderson                   Alan S. Cooper


/s/ James G. Andress                /s/ Bradley G. Pattelli
------------------------- Director  ---------------------- Director
James G. Andress                    Bradley G. Pattelli


/s/ Jeffrey D. Benjamin             /s/ Richard W. Roedel
------------------------- Director  ---------------------- Director
Jeffrey D. Benjamin                 Richard W. Roedel

                          EXHIBIT INDEX

Exhibit                                           Sequential Page
Number                   Description                   Number
-------                  -----------              --------------

4.1  Third Amended and Restated Certificate of
     Incorporation.*                                   N/A

4.2  Third Amended and Restated Bylaws.*               N/A

4.3  Rights Agreement dated October 3, 2002 by
     and between Dade Behring Holdings, Inc. and
     Mellon Investor Services LLC, as Rights Agent.*   N/A

4.4  Dade Behring Holdings, Inc. 2002 Management
     Stock Option Plan.*                               N/A

4.5  Dade Behring Holdings, Inc. 2002 Chief Executive
     Officer Equity Plan.*                             N/A

4.6  Dade Behring Holdings, Inc. 2002 Management
     Stock Award Plan.*                                N/A

4.7  Dade Behring Holdings, Inc. 2002 Director
     Stock Option Plan.*                               N/A

4.8  Dade Behring Nonemployee Directors' Deferred
     Stock Compensation Plan.                           1

4.9  Dade Behring Employee Stock Purchase Plan.         13

4.10 Form of certificate of common stock.*             N/A

5    Opinion of Louise S. Pearson.                      39

23.1 Consent of PricewaterhouseCoopers LLP.             41

23.2 Consent of Louise S. Pearson.                     N/A
     (included in Exhibit 5)

24   Powers of Attorney.                               N/A
     (included in signature page to this
     Registration Statement)

------------------------------
*   Incorporated by reference to Registration Statement on Form
    10/A filed by Dade Behring Holdings, Inc. on November 22,
    2002 (Registration No. 000-50010).